UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2024

Protara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36694	20-4580525
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

345 Park Avenue South Third Floor New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 844-0337

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2024, Protara Therapeutics, Inc. (the “Company”) announced that Jathin Bandari, M.D., Chief Medical Officer of the Company, will be resigning from the Company to explore other opportunities, including devoting more time to academic work, effective as of April 11, 2024. Dr. Bandari will provide consulting services to the Company through July 11, 2024.

In connection with Dr. Bandari’s resignation, Dr. Bandari and the Company have also entered into a Separation and Consulting Agreement and Release, dated March 18, 2024 (the “Agreement”), to memorialize the terms of his transition from the Company. Pursuant to the Agreement, in consideration of a general release of all claims against the Company and certain representations, warranties, covenants and agreements, immediately following his departure, Dr. Bandari is entitled to receive or retain (i) his base salary for a period of nine months from April 11, 2024, paid in a lump sum; (ii) a one-time lump sum payment representing three-quarters of his annual target bonus for 2024; (iii) reimbursement of all business expenses to which he is entitled; (iv) reimbursement of COBRA premium costs for nine months; (v) pro rata vesting of certain outstanding option and restricted stock unit award grants (representing 11,993 options and 5,886 restricted stock units, respectively); and (vi) a cash retention award of $150,000 paid earlier in 2024.

The Company expects to conduct a search to fill the Chief Medical Officer role. In the meantime, Jacqueline Zummo, Ph.D., MPH, MBA, the Company’s Senior Vice President and Chief Scientific Operations Officer, will oversee medical staff responsible for the Company’s clinical trials, in consultation with Richard Levy, M.D., a member of the Company’s Board of Directors (the “Board”) and the chair of the Scientific Advisory Committee of the Board.

The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding Dr. Bandari’s continued service as a consultant to the Company, and the nature and extent of such continued service. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update any forward-looking statement except as required by law. These forward-looking statements are based on estimates and assumptions by the Company’s management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks. Actual results may differ materially from historical results or those anticipated or predicted by the Company’s forward-looking statements as a result of various important factors, including, but not limited to, the impact of general economic, industry, market or political conditions and the other risks and uncertainties identified in the Company’s periodic filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Separation and Consulting Agreement and Release, dated as of March 18, 2024, by and between the Company and Jathin Bandari, M.D.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2024	Protara Therapeutics, Inc.

	By:	/s/ Jesse Shefferman
Jesse Shefferman
Chief Executive Officer

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